EXHIBIT 32.1

           WRITTEN statement furnished pursuant to section 906 of the sarbanes-oxley act of 2002, 18 u.s.c. section 1350

         The undersigned, Deborah C. Wright, is the President and Chief Executive Officer of Carver Bancorp, Inc. (the "Company").

         This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 (the "Report").

         By execution of this statement, I certify that:

                  a)       the Report fully complies with the requirements of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

                  b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.



February 13, 2004                                    /s/ Deborah C. Wright
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Dated                                                Deborah C. Wright